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                                                                  EXHIBIT 10.29


                        EMPLOYMENT TERMINATION AGREEMENT

         This agreement (the "Agreement") is made as of the 1st day of July 2001, between Nicholas R. Loglisci, Jr. ("Executive") and IBS, Interactive, Inc., ("Company").

         BACKGROUND. Executive and Company desire to terminate their employment relationship in an amicable manner pursuant to Section 3(f)(ii) of an Employment, Non-competition, Development and Confidentiality Agreement between the parties dated May 3, 1999 (the "Employment Agreement").

         The Employment Agreement provides Executive with certain benefits following the termination of his employment relationship with Company and prohibits Executive from engaging in any business competitive with Company. Company agrees to waive enforcement of certain provisions of the Employment Agreement, except the non-compete and confidentiality provisions. In exchange, Executive agrees to relinquish certain claims that Executive may have against Company and its officers, directors, employees, agents, and representatives, and their successors in interest, and Company agrees to relinquish certain claims that Company may have against Executive. Executive also agrees to assist Company with certain outstanding business and legal matters.

         Executive understands and agrees that, by signing this Agreement, Executive relinquishes (unconditionally and without reservation) any and all rights Executive has to make a claim (including any statutory or constitutional claim) against or to sue Company or Company's partners, directors, officers, employees, or their successors in interest for any reason for any events occurring on or before the Effective Date, as defined in Section 1 below. Executive acknowledges that Company has advised Executive to consult counsel prior to executing this Agreement and has agreed to reimburse Executive up to $1,000 for his attorney's fees in so doing.

         THEREFORE, the parties agree as follows:

         1. RESIGNATION AND TERMINATION. Executive hereby resigns as an officer of Company, and the parties hereby terminate the Employment Agreement, pursuant to Section 3(f)(ii) thereof effective as of close of business on the date of this Agreement. The Executive will remain a non-executive officer employee of the Company until (a) the date prior to the date that the Executive is employed as a full time employee of another entity or (b) the sixth (6th) month anniversary of the date of this Agreement, whichever is earlier (the "Effective Date").

         2.       COMPANY PAYMENTS TO EXECUTIVE.

                  (a) Company agrees to pay to Executive (or to Executive's heirs in the event of his death) and Executive agrees to accept the following benefits and other consideration in lieu of any right that Executive may have to compensation, benefits, and similar items, including his rights under Section 3(f)(i) of the Employment Agreement:

                           (i)      From the date of this Agreement through the
Effective Date, the Company shall pay Executive the sum of $10,000 per month, or a pro-rata portion thereof, payable in twice-monthly installments of $5,000 each. Company shall make these payments on or about the 15th and the last day of each month beginning the first month of this Agreement;

                           (ii)     In addition, 30 days after the Effective
Date, the Company shall make a one-time $10,000 payment to Executive.


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                           (iii)    Company shall maintain, as provided by
current Company policy, Executive and his dependents on Company's health, welfare, and insurance plans, including coverage for short- and long-term disability, as described in Section 2 of the Employment Agreement until the Effective Date, at which point Executive shall become eligible for standard COBRA benefits at his own cost;

                           (iv)     Executive acknowledges that he has not
earned or been promised at this time any bonus for Company's 2001 fiscal year or any other fiscal year;

                           (v)      Company shall transfer to Executive, free
of any liens or encumbrances, the personal computer used by Executive in his employment with Company;

                           (vi)     Company shall pay to Executive 30 days
after the Effective Date the sum of $5,653.48 as payment in full for any vacation pay owed to Executive Company shall also reimburse Executive for any of his unpaid business expenses incurred prior to the Effective Date in accordance with its usual expense reimbursement policies; and

                           (vii)    Executive shall retain any and all stock
options, warrants or other securities awarded to Executive by Company pursuant to Company's Stock Option Plan or any other similar plan. A list of all such options, warrants or other securities is attached hereto as Exhibit A (the "Stock Options"). Additionally, any and all stock options, warrants or other securities shall immediately vest and become exercisable and all such options, warrants or other securities shall remain exercisable by Executive for a period of 5 years from the Effective Date.

                  Paragraphs 2(i) - (vi) are collectively referred to as the "Payment Obligations."

                  (b) Company will withhold from the Payment Obligations monies for federal, state, or local taxes or other standard withholdings, as applicable.

                  (c) Executive understands that the Payment Obligations shall constitute the sole financial obligation of Company to Executive under this Agreement and the Employment Agreement. Without limiting the generality of the foregoing, Company will have no further obligation to Executive for the payment of any car allowance, contributions to Company's 401(k) plan, or any other benefits provided to full-time Company employees, unless expressly provided for in this Agreement.

         3.       RELEASE FROM EMPLOYMENT AGREEMENT RESTRICTIONS.

                  (a) Executive (on his own behalf and on behalf of his heirs, personal representatives, and any other person who may be entitled to make a claim on his behalf or through him) freely releases and discharges Company, its directors, officers, employees, subsidiaries, predecessors, successors, and assigns from any and all claims, charges, actions, and causes of action of any kind or nature whatsoever that are known to Executive and that Executive once had or now has or that arise on or before the Effective Date arising out of Executive's employment, the Employment Agreement, or separation of employment with Company. Executive agrees not to bring any charges, claims, or actions against Company in the future, except claims, if any, which may arise after the Effective Date.

                  (b) Executive understands that many laws and regulations relate to employment relationships, including Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act of 1990; the National Labor Relations Act, as amended; the Civil Rights Act of 1866, as amended; the Employee Retirement and Income Security Act of 1974, as amended; the Family and Medical Leave Act; the Fair Labor Standards Act, as amended; and various state and local constitutional and statutory provisions and human rights laws as well as the laws of contract and tort. EXECUTIVE INTENDS TO AND DOES


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FULLY AND FINALLY RELEASE COMPANY FROM ANY AND ALL CLAIMS ARISING OUT OF OR
BASED UPON SUCH LAWS AND REGULATIONS THAT HE MAY HAVE ARISING FROM EVENTS OCCURRING PRIOR TO THE EFFECTIVE DATE.

                  (c) Executive represents that he does not currently have on file, and has not made in any forum, any complaints, charges, or claims (whether civil, administrative, or criminal) against Company. Executive agrees that if, after signing this Agreement, he commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the claims released hereunder, or asserts in any manner against Company any of the claims released hereunder, Executive shall pay to Company, in addition to any other damages caused by Executive, all attorneys' fees incurred by Company in defending or in otherwise responding to such suit or claim.

                  (d) The Company, on its own behalf and behalf of its directors, officers, employees, subsidiaries, predecessors, successors and assigns, freely releases and discharges Executive (including his heirs and/or personal representatives) from any and all claims, charges, actions, and causes of action that that are known to the Company and that the Company once had or now has or that arise on or before the Effective Date arising from Executive's employment as an officer of the Company, the Employment Agreement, or separation of employment by the Company. The Company agrees not to bring any charges, claims, or actions against the Executive arising from Executive's employment as an officer of the Company, the Employment Agreement or separation of employment from the Company in the future, except claims, if any, which may arise after the Effective Date.

                  (e) Company represents that it does not currently have knowledge of any claims against Executive arising out of Executive's employment with Company. Company also acknowledges Executive's right to indemnification for actions taken by Executive in his capacity as an officer of Company as described in Section 9 of this Agreement.

         4. NONCOMPETITION AGREEMENT. Executive acknowledges Company's right to continue to enforce Section 4 of the Employment Agreement and to assign its contractual rights under that section.

         5. FUTURE RELATIONSHIP. For a period of two years from the Effective Date, Executive will use his reasonable best efforts to assist Company with any outstanding business and legal matters that Executive, as a result of his position with Company, had knowledge of or was involved with prior to the Effective Date. Legal matters, for purposes of this section, shall include any litigation, arbitration, alternative dispute resolution, mediation, or dispute resolution proceeding, to which Company is or may become a party. Executive's obligation to assist with these legal matters shall include, without limitation, the duty to provide live, in-person deposition or affidavit testimony. Company will reimburse Executive for his reasonable expenses, including reasonable attorneys fees, in assisting Company with the matters referenced above.

         6. INFORMED, VOLUNTARY SIGNATURE. Company has advised Executive to consult counsel before executing this Agreement. Executive agrees that he has done so and has had a full and fair opportunity to review this Agreement and signs it knowingly, voluntarily, and without duress or coercion. Further, in executing this Agreement, Executive agrees that he has not relied on any representation or statement not set forth in this Agreement.

         7. NO ADMISSION. The parties agree that this Agreement does not constitute any admission by Executive or by Company or any of its officers, directors, employees, agents, and representatives, or their respective successors in interest of any: (i) violation of any statute, law, regulation, order, or other applicable authority; (ii) breach of contract, actual or implied; or (iii) commission of any tort.


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         8.       OPPORTUNITY TO REVIEW AND RIGHTS OF REVOCATION. Pursuant to
federal law, this Agreement is revocable by Executive for seven days following Executive's execution of the Agreement. The Agreement shall not become effective or enforceable until that period expires. As a result, Company will not pay any portion of the Payment Obligations to Executive until, at the earliest, the eighth day after the Agreement is signed by Executive and delivered to Company.

         9. INDEMNITY. Company agrees, to the fullest extent permitted under applicable law, the Employment Agreement, or the Company's articles of incorporation or bylaws, to indemnify and hold harmless, Executive and his heirs and personal representatives (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suite, proceeding, or investigation, whether civil, criminal, administrative, or investigative, to the extent arising out of or pertaining to any action or omission in Executive's capacity as an officer of Company. In the event such claim, action, suit, proceeding, or investigation (whether arising before or after the date hereof), (i) Company may assume the defense of such action, in which case it shall have no obligation to indemnify Executive against attorneys' fees (unless under applicable standards of professional conduct, Company's counsel concludes that there is a conflict on any significant issue between the positions of Executive and Company); (ii) any counsel retained by the Indemnified Parties for any period after the date hereof must be reasonably satisfactory to Company, and (iii) Executive will cooperate in the defense of any such matter. Company will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld).

         10.      MISCELLANEOUS.

                  (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida. Each of the parties submits to the jurisdiction of any state or federal court sitting in Tampa, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined by any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

                  (b) This Agreement represents the sole and entire agreement between the parties and supersedes any and all prior agreements, negotiations, and discussions between the parties or their respective counsel with respect to the subject matters covered in this Agreement.

                  (c) If either party initiates proceedings for the other's breach of this Agreement, the prevailing party shall recover attorneys' fees and costs, including such fees and costs on any enforcement or appeal proceedings.

                  (d) If one or more paragraphs of this Agreement are ruled invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Agreement, which shall remain in full force and effect.

                  (e) This Agreement may be modified only by a writing signed by both parties.

                  (f) Both parties agree that, unless required by law or by a court of competent jurisdiction, this Agreement shall remain confidential and will not be used for any purpose other than enforcing its specific terms in any proceeding between the parties. If this document must be filed in any court proceeding, the person seeking to file it will do so only under seal, unless expressly prohibited by the court.


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                  (g)      This Agreement may be executed in two counterparts,
each of which shall constitute an original, but all of which together shall constitute one and the same document.

                  (h) The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         IN WITNESS WHEREOF, the parties have executed this Employment Termination Agreement as of the day and year first above written.


                                    /s/ Nicholas R. Loglisci, Jr.
                                    -------------------------------------------
                                    Executive


                                    Company


                                    By: /s/ Roy E. Crippen, III
                                       ----------------------------------------
                                    Its: President and CEO
                                        ---------------------------------------


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                                   EXHIBIT A


                  STOCK OPTIONS, WARRANTS AND OTHER SECURITIES


TYPE                       GRANT DATE                     SHARES                        PRICE
----                       ----------                     ------                       -------
ISO                         03/10/99                       2,858                       17.1875
ISO                         05/07/99                       2,142                       22.00
ISO                         01/13/00                      10,000                       10.1875
ISO                         07/06/00                      40,000                        6.06


                                      A-1